UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 6, 2023

TEMPUR SEALY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	TPX	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On April 6, 2023, Tempur Sealy International, Inc. (the "Company") and Tempur Sealy Receivables, LLC (the "Borrower") entered into a Second Amended and Restated Credit and Security Agreement ("Amended Credit Agreement") with Wells Fargo Bank, National Association, as administrative agent and as lender and Sumitomo Mitsui Banking Corporation (each a "Lender"). The Amended Credit Agreement amends and restates that certain Amended and Restated Credit and Security Agreement dated April 6, 2021 among the parties thereto (the "First Amended Credit Agreement") and relates to the Company's accounts receivable securitization facility (the "Facility") regarding certain indebtedness and other obligations owed to subsidiaries of the Company arising from the sale of goods or provision of services by these subsidiaries.

The Amended Credit Agreement provides for revolving loans (the "Loans") to be made from time to time by the Lenders to the Borrower, in a maximum amount that varies over the course of the year based on seasonality subject to an overall limit of $200 million. Under the Amended Credit Agreement, the Loans will bear interest at a floating rate initially equal to a one-month SOFR index plus 10 basis points of credit spread adjustment, plus 85 basis points. The terms of the Facility are otherwise substantially unchanged from the First Amended Credit Agreement.

A copy of the Amended Credit Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 of this Current Report on Form 8-K.

Each Lender and its affiliates have various relationships with the Company involving the provision of financial services from time to time, including other credit facilities with the Company and its affiliates, investment banking, cash management, equipment leasing and other services.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1
Second Amended and Restated Credit and Security Agreement dated April 6, 2023, among Tempur Sealy International, Inc., as master servicer, Tempur Sealy Receivables, LLC, as borrower, the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent.

104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 6, 2023

Tempur Sealy International, Inc.

By:	/s/ Bhaskar Rao
Name:	Bhaskar Rao
Title:	Executive Vice President & Chief Financial Officer